EXHIBIT 99.1

News Announcement	For Immediate Release

Company Contact:	Investor Contacts:
Chris Zigmont	Stewart Lewack, Robert Rinderman
Wire One Technologies, Inc.	Jaffoni & Collins Incorporated
603/898-0800	212/835-8500
investorrelations@wireone.com	wone@jcir.com

Wire One Sees 2003 Q2 Revenue From Continuing Operations of Approximately $2.7 Million

Adds 270 Endpoints to its GlowpointSM Videoconferencing Service

- Sets Second Quarter Conference Call and Webcast for August 6, 2003 -

Hillside, N.J. – July 23, 2003 – Wire One Technologies, Inc. (NASDAQ: WONE), a provider of video communications solutions, today announced that it expects to report revenues from continuing operations of approximately $2.7 million for its 2003 second quarter, ended June 30, 2003. This figure does not include revenues of approximately $22 million from the Video Solutions segment, which will be accounted for as a discontinued operation.

Wire One also announced that during the three-month period ended June 30, 2003, it added 270 new subscriber endpoints on its GlowpointSM video network service, bringing the total number of endpoints installed or under contract to 1,720 on June 30th. Additionally, Wire One reported that on a sequential quarterly basis, the number of Glowpoint customers increased 14 percent to 280.

Live Conference Call, Webcast and Replay Information

Wire One management will review the Company’s full quarterly financial results with investors via conference call and webcast on Wednesday, August 6, at 5:00 p.m. EDT. The conference call dial-in number is (612) 332-0632. To listen to a live webcast of the event, visit the investor relations page of the Company’s web site, http://www.wireone.com/investor_relations.htm, or http://www.companyboardroom.com, and click on the appropriate link. It will first bring you to a systems compatibility test to detect either Real Player or Windows Media Player, which are the required plug-ins for this webcast; then it will link to a short registration form. Please allow at least 15 minutes to register, test system compatibility, and download and install any necessary multimedia streaming software. A replay of the event will be archived on both web sites for approximately 90 days following the event.

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EXHIBIT 99.1

Wire One Technologies, 7/23/03	page 2 of 2

About Wire One Technologies

Wire One Technologies, Inc. (www.wireone.com) operates Glowpoint, the first IP-based subscriber network dedicated to video communications. Launched in late 2000, Glowpoint carries video calls within the United States and to Europe and South America on a network provisioned through carrier-class backbone and last mile access partners over a variety of solutions including DSL, T1, ATM and Optical Ethernet. A recipient of Network World magazine's top rated World Class Award for “Quality of Service-guaranteed IP videoconferencing service,” Glowpoint presently serves over 280 customers, has over 1,720 endpoints installed or under contract, and carries an average of over 7,000 calls per month. The network service offers guaranteed up-time, real-time billing and usage information, gateway services to legacy ISDN-based sites, multi-point bridging, live operator assistance, encryption, scheduling features and international least-cost routing, among other value-added features.

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The statements contained herein, other than historical information, are or may be deemed to be forward-looking statements and involve factors, risks and uncertainties that may cause actual results in future periods to differ materially from such statements. These factors, risks and uncertainties include market acceptance and availability of new products and services; the nonexclusive and terminable-at-will nature of reseller agreements with manufacturers; rapid technological change affecting products and services; the impact of competitive products and services, as well as competition from other resellers and service providers; possible delays in the shipment of new products; and the availability of sufficient financial resources to enable the Company to expand its operations and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

WIRE ONE, GLOWPOINT and SCHEDULEPOINT are service marks of Wire One Technologies, Inc. All other marks are trademarks or service marks of their respective owners.